Form C

Cover Page

Name of issuer:

DonorSee, LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: VA
Date of organization: 3/11/2016

Physical address of issuer:

8701 Foxhall Terrace
Fairfax Station VA 22039

Website of issuer:

https://donorsee.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

10/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$66,913.24	$116,117.98
Cash & Cash Equivalents:	$16,335.97	$60,036.60
Accounts Receivable:	$0.00	$2,200.00
Short-term Debt:	$240.00	$815.00
Long-term Debt:	$150,944.59	$136,636.92
Revenues/Sales:	$316,006.36	$79,104.02
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($62,937.41)	($21,333.94)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

DonorSee, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Gret Glyer	CEO	DonorSee, LLC	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gret Glyer	CEO	2016
Gret Glyer	President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Gret Glyer	Membership interests	77.3

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Apple store is not allowing the company to update their iOS app, because they aren't comfortable with donations being given through the app. As a result downloads of the iOS app may suffer, which could negatively impact business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The company has made an assumption that there is a market for a personal giving experience (as opposed to a traditional model of giving to an organization). However, if that proves untrue DonorSee, LLC may not be able to attract new customers or retain existing customers.

An economic downturn could slow economic growth, and make consumers less willing to contribute funds to DonorSee, LLC. As a result the company may experience slower growth, which may harm its operating results.

As a crowdfunding platform, in order to achieve true scale a critical mass of users needs to be achieved on the website. Failure to reach critical mass may result in the platform being ineffective for the existing users, preventing them from continuing use and harming operations of the business.

Unfavorable media related to the company's industry, company, brands, marketing, personnel, operations, business performance, or prospects could negatively affect their reputation, ability to attract high quality talent, and/or the performance of the business, regardless of its accuracy or inaccuracy. Adverse publicity or negative commentary on social media outlets could cause consumers to avoid the product, which could negatively affect their financial results.

The company's future success depends on the efforts of a small management team, namely the single founder. The loss of services of him may have an adverse effect on the company. There can be no assurance that the company will be successful in attracting and retaining other personnel we require to successfully grow our business.

The company's founder and CEO owns 77.3% of the company's outstanding units. The founder is currently the company's sole member of its Board of Directors, and therefore has significant control over the management of the company and the direction of its policy and affairs. This concentrated control in the company will limit Investors' ability to influence company matters.

The company faces competition from other social enterprises that are already established and have far more resources for funding marketing. Attracting and retaining customers in this climate may be difficult.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 50% -- Facebook ads

45% -- website optimization

5% -- Wefunder intermediary fee

If we raise: **$107,000**

Use of Proceeds: 50% -- Facebook ads

45% -- website optimization

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investor or
- (ii) if the valuation for the company is more than **$2 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $50,000 of the securities, investors will receive a valuation cap of $1,500,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead voting rights will be proxied to the CEO.

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is a LLC, and there are no authorized units. Founding member has contributed capital in return for membership interests and 77.3% voting power.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the **unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the **unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The **unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of **securities** of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The **unitholders** have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional **units**, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
6/2016	Section 4(a)(2)	Convertible Note	$130,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Investar2, LLC
Amount Invested	$130,000.00
Transaction type	Convertible note
Issue date	06/06/16
Interest rate	10.0% per annum
Discount rate	0.0%
Maturity date	06/06/18
Converted	Yes
Valuation cap	$1,000,000.00
Relationship	Member of DonorSee, LLC

Convertible note made by Investar2, LLC.

The note has converted to 15.7% voting rights in the LLC as of April 2018.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a two-sided marketplace for helping the poor..

Aid workers post projects of people in need, donors give to those projects, and then the aid workers send raw video updates back to the donors.

Donors usually get a video of the person they helped, a few days after donating, thanking them by name.

Example: someone gives to a deaf girl in India and a few days later get's a video of her hearing for the first time.

Effectively helping the poor with high-impact, sustainable projects in 100+ countries.

Milestones

DonorSee, LLC was incorporated in the State of Virginia in March 2016.

Since then, we have:

- Used to help people in 50+ countries

- Charities use our platform to bring in an extra $30k in donations per year

- Recently imposed a $450 max on all projects.

Historical Results of Operations

Our company was organized in March 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $316,006.36 compared to the year ended December 31, 2016, when the Company had revenues of $79,104.02. Our gross margin was 100.0% in fiscal year 2017, compared to 100.0% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $66,913.24, including $16,335.97 in cash. As of December 31, 2016, the Company had $116,117.98 in total assets, including $60,036.60 in cash.
- *Net Loss.* The Company has had net losses of $62,937.41 and net losses of $21,333.94 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $151,184.59 for the fiscal year ended December 31, 2017 and $137,451.92 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $130,000 in convertibles. The operating costs of the company are also covered in part by the founder, who also does freelance video work. The founder will continue to help cover costs using his income in the near future.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 6 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

DonorSee, LLC cash in hand is $18,000, as of April 2018. Over the last three months, revenues have averaged $20,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $20,000/month, for an average burn rate of $0 per month. Our intent is to be profitable in 3 months.

Although we had a net loss of income last year, our monthly revenues and expenses have been about even for about the the last six months.

If we raise successfully on Wefunder, while we cannot guarantee, we think our monthly expenses will rise about $8,000 per month as we invest in marketing and the website. We hope that those efforts will result in equal and then a greater increase in monthly revenues. If they aren't, we'll slow our spend of the Wefunder funds so that our runway is about 6 months.

We plan to raise capital from VC investors in the D.C. in six months, from relationships that the founder has already formed. The founder is also in conversations with impact investors.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Gret Glyer, certify that:

(1) the financial statements of DonorSee, LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of DonorSee, LLC included in this Form reflects accurately the information reported on the tax return for DonorSee, LLC filed for the fiscal year ended 2017.

Gret Glyer
CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://donorsee.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES



FOLLOW US FOR UPDATES
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INVEST IN DONORSEE

Video platform to finance world's poorest

$0
raised of $50K goal

$750 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)

$2M valuation cap

A SAFE gives you the right to future shares in DonorSee. If you invest, you're betting the company will be worth more than $2M in the future.

> EARLY BIRD BONUS: $1.5M Valuation Cap
> Investors who fund up to the first $50K of this fundraise will invest in a SAFE with a $1.5M valuation cap.

INVESTOR PERKS

$1,000+	Exclusive black DonorSee t-shirt
$2,000+	Exclusive black DonorSee t-shirt and hat
$5,000+	Prior rewards plus an authentic wood carving from Malawi with your name on it
$10,000+	Prior rewards plus an authentic Malawian landscape painting, framed and delivered
$25,000+	Prior rewards plus we will build a house for a widow in Malawi and dedicate it in your name

> *"People want to donate but they don't know how their money is really used after giving to charity. DonorSee makes donating as transparent and direct as possible.*
>
> *Our aid workers on the ground post videos and share stories of people in need. Videos are short, personal and easily taken with smartphones. Our donors can watch videos and pick projects to give to so they know exactly how their donation is spent. And, best of all, afterwards they get video updates of their money working!*



Gret Glyer
CEO, DONORSEE

OUR AMBITION

We want to be the platform that people in 100+ countries use to help the poorest with high impact, sustainable projects.

KEY FACTS

- DonorSee has helped people in 50+ countries.
- 1,242 projects have been funded through DonorSee.
- Raised close to $500,000 in less than 2 years.

DOCUMENTS

gret.jpg

donorsee.com *from Fairfax Station Virginia* SOCIAL IMPACT TECH SOFTWARE B2C MOBILE TECHNOLOGY

Why I Like DonorSee

I really love this app! It's the only charity I know where you can really choose and see exactly where your money goes. You first of all can see different projects and decide for which ones you can donate and then you will also stay updated about the progress and outcome of the project your money went to. Awesome!!



Hanna Full
DONORSEE USER

THE BUZZ ABOUT DONORSEE

This is without a doubt the best app for charities out there. The tangible help and connections DonorSee makes are real and helping change people's lives. It has changed and will hopefully continue to change how donations are made and managed. I love the ability to give directly to specific causes and the updates the charities offer are AWESOME!

Jason Stopper
DonorSee User

Finally a concept of charity giving which allows you to SEE where your money goes and a great tool for start up welfare charities. I love the way this idea was born and it's been long overdue.

Eugenia Barnett
DonorSee User

Helping each other should be about just that—helping each other. Not sending checks to NGOs, nonprofits, 'causes,' etc. Those organizations might have their place, but when it comes to sudden disasters like Harvey, they're honestly way out of their element. Helping in situations like Harvey is about how quickly and directly you can give to the actual person you want to help. That's what we're doing. That's what P2P is about.

Gret Gyler
Founder of DonorSee

DonorSee was the very first organization on the ground in Haiti after the hurricane. They beat USAID and Red Cross because of their lightweight, efficient, and technological model.

Scott McDonald
Founder of The Ancap Barber

Users can see the people to be helped and understand exactly what their money will be used for if they give. Once the money is sent, the platform will allow the recipients to be in contact with the donor, perhaps by making a "thank you video" which is sent to the donor, so that a relationship can be built between the both sides of the charitable transaction. This makes giving a much more interactive and HUMAN experience... while establishing organically a kind of community of giving. Hundreds of lives have already been improved and even saved through Donor See, and I am SO excited about it.

Robin Koerner
Political and Economic Commentator for the Huffington Post

The great thing about doing it through an app is that you can get that warm fuzzy feeling in the feedback in the knowledge that you've had an impact, which is not always clear. With a lot of charities, you give them some money and it goes into their general revenue, you don't know if you actually gave that goat to that far-off person or if it went into marketing to get more money to—I mean hopefully—to buy more goats but maybe just to market some more. But there's just a lot more effort put into that warm fuzzy feeling. I think we as humans are a little flawed in needing it. We need that feeling in order to do good in the world. It's not enough to just abstractly know.

Garrett Petersen
Economics Detective Podcast Host

When a user donates to a cause, they receive notifications each time the original creator of the project posts an update, normally including photographs of progress. It's a great method to encourage giving for people who are dissatisfied with how corporate and distant-feeling modern day giving has become.

Tara Steinheiser
Writer for The Odyssey

Doing Charity the Silicon Valley Way | Gret Glyer DonorSee

Gret Glyer of Donorsee is a dedicated entrepreneur and an advocate for the poor. From 2013 to 2016, my guest lived with the world's poorest people in Africa, where he built more than 100 houses for the homeless, and famously crowdfunded $100,000 to

April 5, 2018 @ hacktheentrepreneur.com

Entrepreneur On Fire | Gret Glyer: The Uber for Charities

Gret has lived in Malawi, Africa for 3 years, his organization has built over 100 houses for orphans and widows, he's crowdfunded a $100,000 girl's school, and most recently he's launched an app called DonorSee, which people are calling the "Uber for

April 5, 2018 @ eofire.com

How you can help Haiti after Hurricane Matthew

CLOSE Help for the victims of Hurricane Matthew continues to poor into Haiti. U.S. military helicopters have been flying food and medical supplies to remote villages in Haiti devastated by the storm. (Oct. 13) AP After Hurricane Matthew roared through

April 5, 2018 @ usatoday.com

Will Crowdfunding Disrupt Aid Relief Next? : FedSmith.com

View this article online at https://www.fedsmith.com/2017/02/21/will-crowdfunding-disrupt-aid-relief-next/ and visit FedSmith.com to sign up for free news updates Once the Huffington Post shared an open letter from 2,605 returned Peace Corps

April 5, 2018 @ fedsmith.com

A Leap of Faith w/ Gret Glyer of DonorSee

When is the line crossed between altruism and vanity in regards to charity? Gret Glyer discusses whether we as a society have ruined the concept of kindness or whether we still have a shot in the grand scheme of life. Don't forget to support the program on

January 31, 2018 @ player.fm

Helping Hurricane Victims: There's an App for That | Nick Freiling

While we can tip our Uber drivers directly and in real-time, we send aid to hurricane victims through massive, archaic organizations-thousands of employees, some paid millions annually, who all sit together in a neighborhood of limestone buildings just

September 5, 2017 @ fee.org

DonorSee team up with Leon Logothetis' Kindness Diaries

As those of you who follow my blog might remember, I wrote a piece some months ago on Leon Logothetis book 'Live, Love, Explore', which details his travels around the world relying only on the kindness of those he met along the way.

July 31, 2017 @ huffingtonpost.com

Is This The Future Model of Charity?

After quitting his corporate job in America, Gret Glyer decided to spend three years living in Malawi, Africa. There, he worked on implementing sustainable farming and fundraising for impoverished families, but soon grew frustrated with how inefficient

May 29, 2017 @ huffingtonpost.com

Giving is Twice Blessed - DonorSee

Seeing How Donations are being used Encourages People to Donate more Of all the projects I've promoted on Liberty with Love, this is one of the most exciting to date. Dissatisfied with a successful career in car rentals, and wanting to find more meaning

April 24, 2017 @ robinkoerner.com

289. DonorSee App Revolutionizes Charity Worldwide

In today's episode of Lions of Liberty, Marc welcomes in Gret Glyer, the creator of the revolutionary DonorSee App, which is making it easier than ever to effectively fund charitable projects around the world. In the show, you'll hear: How Gret decided a l...

April 3, 2017 @ lionsoflibertypodcast.podbean.com

EP65: How the Market-based App DonorSee Helps Poor Families Worldwide w/ Gret Glyer - Liberty Entrepreneurs Podcast

The Problem: Over 50% of the world's population lives on less than $5/day. Governments can't possibly take care of the hungry and poor. With the money the gov doesn't steal from us, we donate to various charities, but they are very inefficient

March 22, 2017 @ libertyentrepreneurs.com

How to Be Generous: Supporting Others Sacrificially, with Gret Glyer of DonorSee - EM183

This week, Gret Glyer returns to the show to share about DonorSee and how it works. It is an app he created to help the fund-raisers and donors stay connected. By sharing videos and information of where the money is going, missionaries encourage donors

March 15, 2017 @ engagingmissions.com

For-Profit Charity App DonorSee Wants To Be Uber Of Charitable Giving

Gret Glyer is known for always wanting to give back. In 2013, he headed to Malawi as an aid worker, where he funded and built over a hundred homes and a girls school. While crowdfunding for a few school projects, he posted updates on YouTube.
March 7, 2017 @ americaninno.com

DonorSee & Why It May Be The Future Of Philanthropy

Today we discuss DonerSee.com the amazing social platform that gives power to individuals on the ground.
February 25, 2017 @ youtube.com

New Fundraising Platform DonorSee Seeks to Improve the Charity Industry | Crowdfund Insider

DonorSee is described as a new fundraising platform specifically to improve the charity industry. Its goal is to change the way people support charities with complete transparency.
February 25, 2017 @ crowdfundinsider.com



DonorSee: A charity app that challenges 'Big Aid'

For far too long, Westerners have simply accepted the status quo of foreign aid, building ever-larger systems and programs for global charity even as they're proven to squander resources and disempower the very communities they intend to assist.
February 23, 2017 @ blog.acton.org

DonorSee Let's You Donate Directly to Specific Needs

Gret Glyer, founder and CEO of DonorSee, wants you to stop giving to Big Aid. No, it's not because he has something against charitable gifts. Glyer wants you to stop giving to charity because he's discovered a better way to give. "Big Aid organizations
February 21, 2017 @ tech.co

Charity without Charities | National Review

Philanthropy, innovation, and annoying the Peace Corps Philanthropy can be a funny business. Let's say you're a do-gooder in Malawi and you hear about a little girl who has been attacked by a crocodile. She is badly hurt, but her family has no money for
February 16, 2017 @ nationalreview.com

DonorSee and the Future of Charitable Giving with Gret Glyer - The Economics Detective

What follows is an edited transcript of the first part of my conversation with Gret Glyer, creator of DonorSee. For the full conversation, listen to the episode. Petersen: My guest today is Gret Glyer, he is the creator of a new app called DonorSee. Gret,
January 29, 2017 @ economicsdetective.com

How teaching math in Malawi inspired this local guy to start a crowdfunding company - Technical.ly DC

When Gret Glyer graduated from college in 2012 he started working at Enterprise Rent-A-Car. But for Glyer, who grew up in Fairfax Station, Va., it didn't really work out. "The whole nine to five thing is completely unappealing to me," he said.
January 27, 2017 @ technical.ly

DonorSee: Enabling Giving in a Distant World

As a millennial, you may know that, often times, there are few things farther from your brain than the rest of the world. We like to interact with what we can see and touch, and who we can see and touch, rather than think about anything out of our
October 24, 2016 @ theodysseyonline.com

Hi I'm Gret. I lived in Malawi for 3 years.

1_fXiB6bQZzWvTfvHztYf7iA.jpg

I founded DonorSee after working as an aid worker in Malawi for three years. Malawi is one of the poorest countries in the world, and I got to experience first hand how small amounts of money can go really far if given directly to people who struggle to survive every day. Before starting DonorSee, I raised $100,000 to build a school for girls called Girls Shine Academy.


When You Educate A Girl, You Educate A Nation || GIRLS SHINE ACADEMY
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Through this experience, my vision for DonorSee came, and I've been working on this ever since. Now DonorSee is used by aid workers in more than 50 countries and we've raised close to $500,000.

DonorSee Available on Web, iOS & Android

DonorSee is a platform that allows anyone to post short videos of people and projects they want to support in developing countries. Aid workers around the world post videos to share stories and fundraise for people they interact with daily. Videos are short yet honest. And donors can see exactly where their money is going. For every project, we make sure 90% of the donations go directly to the aid worker or organization that puts the fundraiser together. The rest goes to us and Stripe (for credit card transactions).


DonorSee
GET STARTED
STORY
SEND MONEY
Gret Glyer

Aid Workers Update Progress with Videos


Donorsee Success Story Video
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Aid workers are closest to the people they want to help. That's why we partnered up with aid workers on the ground to take short, authentic videos of individuals they want to help and update donors about their progress.

DonorSee is Growing

88%	50+	1,242	4.81x
Success rate for fundraisers <$450	Countries DonorSee is used in	Number of successful fundraisers	Average times a donor gives

Use of Funds

In our last fundraise, we raised $130,000 building out our iOS, Android and web apps and that resulted in $500,000 going to DonorSee projects around the world.

With the Wefunder fundraise, we will spend half the funds optimizing our web platform for new traffic (especially for mobile) and use the other half of the funds sending highly targeted digital ads.

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Join Our Mission


How to Wake Up Tomorrow Morning Like a Billionaire | Gret Glyer | TEDxUMD
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April 25, 2018

I started DonorSee for one, very simple reason. I wanted donors to see how their money could be used to change the lives of those in need.

DonorSee used its initial round of funding to make this vision a reality. And we are proud of what we have accomplished so far. Donors have seen their money used to save lives, providing brain surgery, helping the disabled walk, helping the deaf hear, and saving a 7 year old girl's life just after she was attacked by a crocodile.

Now, I want to use the next round of funding to make sure everyone hears about us.

If the first round of funding was about turning our vision into reality, this next round is about handing reality a megaphone. Everyone needs to know about what we're doing.

With your help, I intend to use this next round of funding to do two things. First is to optimize the DonorSee web platform to properly handle incoming mobile traffic. And the second is to optimize our digital ads to find the least expensive way to reach the most generous donors.

DonorSee has been, and always will be, about the swell of grassroot supporters who band together to help those in need. We're on a mission to put effective charity into the palm of everyone's hand. And we are going to help a lot of people while we do it.

I hope you will strongly consider the tremendous amount of good that it would do to invest in our platform. Not only do we intend to grow our company that you will have stock in, but we intend to help the world while we do it. Your investment would mean a lot to me, to DonorSee and to those in need.

Thank you for your consideration,

Gret Glyer

gret signature.png

Founder



Gret Glyer

CEO

Spent 3 years living in the poorest country on the planet. Crowdfunded a 100% sustainable girl's school in rural Malawi. Featured in USA Today, National Review and HuffPo. Tedx Speaker.

Interview

WF: Who are you and what is your company about?

DS: My name is Gret. I launched DonorSee after living in Malawi, Africa for three years as an aid worker. Malawi is one of the poorest countries on the planet, and I spent my time there working to alleviate that poverty. DonorSee is the culmination of everything I learned and worked on while I was overseas. It's a combination of storytelling, poverty alleviation, and connecting people in the first world with people in the developing world. DonorSee helps donors see where their money goes. That doesn't mean they see a spreadsheet; they see the money's real impact through a video. Let's say you donate $150 to a little girl in India who needs hearing aids. A few days later, you will get a video from India of that girl hearing for the first time. We've had that interaction happen in over 50 countries.

DonorSee works as a two-sided marketplace matching donors with aid workers. We have aid workers living all over the world. They post projects of people like little girls in India who need hearing aids. The donors want to give in a way that's more personal and where they get to see their money making an impact. A lot of our donors are tired of giving money to a charity and just getting a thank you email and then never hearing from the charity again.

WF: When did you launch DonorSee?

DS: I lived in Malawi, Africa, from 2013 to 2016 and launched DonorSee on September 26, 2016. The application and the website went live then, but I was working on it behind the scenes and getting investors for it while I was still overseas in Malawi for about nine months. At the same time I was crowdfunding $100,000 for a girls' school as part of my work there, I was getting everything ready to go for DonorSee so I could launch it right after the girls' school was built.

WF: How have things gone since the launch?

DS: It's been about a year and a half and almost half a million dollars in donations have gone through the platform. In that time, I've been refining the product and trying to find product markets that make sense for us. We recently put a $450 limit on all projects. Before, we were fundraising for large projects like orphanages and water wells, but after a lot of consultations with different interested parties, we decided to institute the $450 max so that we could focus on the thing that we do better than anyone else.

It's been a lengthy process to determine what DonorSee can do that nobody else can. We are best at giving feedback on small, personal, high-impact projects. There are lots of people doing lots of amazing things in the world. DonorSee gives people the chance to support small, personal, high-impact projects. A girl in India needs hearing aids, so you give to that girl on DonorSee, and then the girl sends you a video saying thank you. That's the type of thing that we can do better than anyone else.

WF: Why did you institute a maximum project cost of $450?

DS: Our data shows that 88% of projects under $500 are funded relatively quickly and then there is a steep decline as the dollar amount goes up. Some projects over $500 would get funded, and some of them wouldn't. It would get complicated for us because someone would post a $2,000 project and only raise $150. That created some logistical problems. Meanwhile, projects that were under $500 were getting fully funded 88% of the time, and that number seems to be going up.

I also noticed that people tended to share their project on social media if it got funded faster. Even for a $50 project, people would post and be very excited about getting funding. People would talk about us more whenever these projects were funded. And all of our donors have told us that they love feeling like their $25 is making a difference in someone's life. That amount makes a big difference when it goes towards a water well for a village of a thousand people. The problem is that the water well costs $9,000, so one person's $25 feels like a drop in the bucket. When you give $25 of $150, you feel like the money is really making it to the other side of the world to impact someone personally.

WF: Who is behind the projects seeking donations through DonorSee?

DS: Think of DonorSee the way that you think of eBay or Uber. In Uber, you've got drivers driving around and you've got passengers needing to be picked up. With DonorSee, we have aid workers living in developing countries posting projects. They might be working at an orphanage, and they're taking pictures of people who have needs. The aid workers are like the Uber drivers. The donors are like the passengers.

A huge issue in development work is that often there are guys in suits, sitting in air-conditioned offices in Washington DC, making decisions affecting people on the other side of the world. They're not there to see the cause and effect of what's happening. DonorSee is great because the people who are making the decisions about how to assist the people in need are right there watching it happen.

WF: What happens if a project isn't funded?

DS: We are pushing for some aid workers to post 100 projects a year. They post 100 different projects and over the course of a year, they raise $30,000, based on an average of $300 per project. We have two aid workers who did that much last year. If they have a project that's not funded, it can still be funded later because there's traffic going to that person's profile. If one of their projects isn't funded, but the next two or three are funded, someone might eventually come back to that earlier project. It is possible that someone posts their first project on DonorSee and it gets only partially funded. We usually leave it up to the aid worker to decide how to handle that.

WF: What side of the marketplace is the limiting factor at the moment?

DS: Right now it's the aid workers. They are the bread and butter because there's a lot of different skills needed to be a good aid worker. For starters, you have to live overseas. That's a limitation for us. The second is that you have to be a good storyteller and be confident with social media and technology. You have to know how to use the app and post things. That gets rid of a lot of older people. Not everyone is capable of saying, "Here's a person in need and here's a good way you can help them," Finally, aid workers need to know how to help effectively. Some people don't understand that you can't just throw money at any situation.

Finding aid workers has been a barrier to entry for us for a long time, and it will be for anyone else who tries to get into this space. We recently put together a landing page to try and capture leads for more aid workers. When people went to the site before, it wasn't really clear where to go to do that. Now we've found a way to reliably grow our aid worker base by having aid workers refer more people.

WF: Have you thought about partnerships with international relief groups?

DS: Yes, and we just started a partnership with CURE International. They posted their first project a month ago and it was funded within a couple days. They got really excited, posted a second project, and it was also funded in a few days. That was in Kenya, and now they are opening another account in Niger. The Peace Corps is not an option for us at the moment because they see DonorSee as a crowdfunding platform, which is off-limits to Peace Corps workers. They don't see how DonorSee is different.

WF: How are you different from a crowdfunding platform like GoFundMe?

DS: At GoFundMe, if Johnny breaks his leg and wants to fundraise for his hospital bills, he makes a GoFundMe account and fundraises through his friends and family. We're different because it's an aid worker who's posting the project. DonorSee brings the donors to the aid workers. The aid worker is not fundraising through friends and family but is using the platform to meet new donors.

Every once in a while, a project on GoFundMe goes super viral. That person is fortunate to have that happen, but there's no expectation that it will happen. We would love the aid workers to bring a ton of new users to DonorSee, but finding aid workers has limited our growth. If the aid workers are posting enough stories to be funded, we just need more stories. At a later stage, we would have aid workers bring donors onto the platform, but reaching the donors hasn't been what's limiting our growth.

WF: What are your plans for the next 6 to 12 months?

DS: I have a 10-year plan that I uploaded to YouTube. It's just me talking into a webcam and giving a PowerPoint for 45 minutes. The next two years are mostly about pumping storytellers into DonorSee. The only reliable way we've found new storytellers is through referrals from existing storytellers. Nothing else that we've tried has worked that well. I have a spreadsheet where I'm tracking every time I email an existing storyteller. My goal over the next two to three years is to find 100 storytellers who are each bringing in $100,000 per year. I want them posting and getting enough projects funded that $30,000 is coming into the platform through their profiles. That's based on $300 for the average project.

WF: What is the incentive for the aid organization?

DS: The money raised through DonorSee is usually supplemental income for an existing ministry. For example, CURE International has a multi-million-dollar ministry where they do orthopedic surgeries for people who can't otherwise afford them. At the same time, CURE has a bunch of other needs for these patients. Sometimes they need prosthetics or other things. That stuff doesn't fall into CURE's budget, so they're looking for supplemental ways to take care of that expense.

There's also increased visibility for groups like CURE. As soon as I get funding, my top priority is to build out the storyteller profiles. Right now, the profile for CURE is of a woman named Natalie, who is the representative of CURE focusing on DonorSee. People go to her profile on the site and see a picture of Natalie and the bio she wrote. You see all of her previously funded projects and her current projects that need funding. I want to build out the profile for Natalie so that she can answer questions and people can learn more about her. I want her to be able to do things like add a video so she can introduce herself.

WF: Other sites like this are more specialized. How do you describe your focus?

DS: The reason people go to Watsi is that they want to help with healthcare. The reason people go to Charity Water is that they want to help with clean water. The reason people come to DonorSee is that they want a relationship with the people that they're giving to. It's a bit different than being passionate about a certain type of activism. Our customers, or our donors, are coming for a different reason. Our focus comes from the small, personal, high-impact updates we give donors. Other platforms are good for focusing on a certain type of cause. Our focus is the people on the ground doing the aid work. Other charities are smart to do things their way, and I have no reason or data to suggest we should change how we're doing things.

WF: How are aid workers telling their stories, and are you helping them do that?

DS: Our whole platform is based on raw video updates. We actually brag about how basic our videos are. Most of them are a 20- or 30-second cell phone video. Most people in the millennial generation prefer that. They want something that's authentic over something that's highly produced. Every charity has a highly produced video that explains why people should give them money. That's good that charities have done that for a while, but I wanted one video for every single person on this site, both before and after. That's how we're better.

It's been a struggle to find storytellers and then ensure that they're posting quality content. Once we get a certain amount of good storytellers, the content will improve on its own. I draw on the comparison of Uber, or YouTube, or eBay. More Uber drivers in a city mean pickup times are faster and rates are cheaper. Likewise, with DonorSee, the more people we have posting projects, the more competition there will be for donor dollars. People will make their project videos more compelling so that they can earn those donor dollars for whatever ministry they're working on. Certain marketplace dynamics will help make that happen. I also want to impose a report card system for the first five projects for all new storytellers. Every time a storyteller posts a project, they will get a report card showing where they did well and where they can improve.

WF: How do you think about the ideal "customer" on that side of the marketplace and how to find more of them? ^

DS: The average donor on our platform gives more than twice a month. In March, the average donor gave 3.1 times. This was a year ago, but we had one month where the average donor gave 3.1 times in that month. Our donors come and they just blanket different projects. We have people who show up at the same time every week and give to a bunch of different projects. The ideal donor, to me, is someone who gives generously to several different projects several times a month.

The projects that are posted on our site are really drastic. You're saving someone's life or at least dramatically improving their life for a few hundred bucks. You're giving somebody the ability to walk, or the ability to hear or see. These are drastic projects for very small amounts of money. It's so shocking how much you can do with the size of the projects on our site, so the donors tend to show up.

WF: Is it all individuals donating or are corporations also participating? ^

DS: We have a handful of e-commerce stores that enjoy giving to us because they want to give a portion of their revenue away to charity. One is Mugdom, which sell mugs at mugdom.com. Mugdom could give to any charity and talk about how 10% of their revenue goes to that charity. But when Mugdom gives to DonorSee, they get to show their customers a video of a child in China saying thank you for helping him get his hearing back. They can send that video to their whole email list and use it to generate more sales. We've explored expanding on those types of relationship with other companies. Everything we've done is on a shoestring budget. We've explored a bunch of different areas, but we've never had the funds to go deep in any of them. I think e-commerce stores have big potential for us.

WF: What are your customer acquisition costs and a customer's lifetime value? ^

DS: We haven't spent any money on marketing, so all of the customers we've gotten have cost us nothing. I don't have data to say how much it would cost to do that stuff. We just haven't had the funds to experiment with marketing like I wish we could.

WF: How do you make money? ^

DS: We take a percentage from every transaction, similar to Go Fund Me, or Kickstarter, or even Wefunder.

WF: What's a major challenge you've faced since launching?

DS: The cash burn rate was an issue for a long time. We were building a bunch of features, and I had hired a couple of people to try and help us find storytellers. They were working hard but not having much success. I was just watching our bank account dwindle, so I asked several people for advice. They said, well, I needed to make more money or cut my expenses. I hated the idea of letting people go, especially people who are working hard and are passionate about DonorSee. I put together a spreadsheet of what our numbers were like and how much we were spending. I sat down with one of the guys on the team and explained where we were and that unless something changed in the next month or two, I wasn't confident I'd be able to keep paying him. Eventually, I had to let him go, but there was no animosity, I still keep in touch with him. His family still gives on DonorSee, and he still tells his friends about DonorSee.

WF: How do you think about competition, if any?

DS: I think about competition a lot because we're not like a pet food store with 10 other pet food stores that we're trying to outmaneuver. We have competitors who are like us in some ways, but there's no one who's exactly like us. There are charities like Charity Water, Watsi, and Kiva. Watsi is great, and a lot of times when people donate there, they get a picture back and a little story, but the costs are higher. On Watsi and Kiva, you're basically paying for something that already happened. We're different, and better in my mind, because all of our needs are happening in real time.

If you give on GoFundMe, you get a thank you email. You might get a text update every once in a while, but there's no expectation that you're going to get a thank you video with your name in it. We're trying to provide people with personalized giving and the other sites trying to do that aren't that close. If you want to give personally, DonorSee does it 10 times better than anything else that's out there.

One time, a girl was bitten by a crocodile. Someone took a picture of the girl, uploaded it to DonorSee, and raised $170 in a couple of minutes to take that girl to the hospital. That type of real-time emergency care wouldn't be possible with the other sites. Retroactive funding is not nearly as compelling as actually stepping in to save a person's life.

WF: Who's behind your software development?

DS: The person working on our platform is Barbara, and she lives in Raleigh, North Carolina. She does a really good job. When I get more funds, I plan to hire her to build more features. I work with a designer to design the features, and then I hand it over to Barbara, and we work together to make sure the features are how I want them to be. In a couple years, when we're ready, I'd love to hire a full-time CTO.

I've done everything on a shoestring budget. I have no technical talent and have never written a line of code. The technology that we have for the amount of money that we've spent is a testament to my application of the 80/20 rule. We have a well-polished and well-developed product considering how little money has gone into it. That's something I'm extremely proud of, and it's a testament to how I will use future resources.

WF: How do you send donated money to the intended project?

DS: We use the payment platform Stripe Connect. When someone donates $100, $90 goes directly to the aid worker's bank account or the bank account of the organization the aid worker represents. We work with accounts in the US, the UK, Canada, and Australia. The money wouldn't go into an African bank account. The aid worker or the organization is responsible for deploying the money.

WF: How much money are you seeking to raise and what will you do with that money?

DS: The ideal situation would be $250,000. I want to grow our volume 4.5 times, and I want to increase the amount we take per transaction. If we add bank transfers, our take per transaction goes up significantly. By making those two adjustments, we would have an annual runway of $100,000. My goal is to use the money for that. We would build features that empower storytellers and encourage storytellers to evangelize to new storytellers. The funding would also go toward doing data-driven experiments to figure out the most high-impact ways to spend money on social media advertising to donors.

WF: Why do you think you're uniquely suited to make this happen?

DS: I've always been entrepreneurial, and I've always had an insatiable appetite to learn. Once I do something with my hands, I've learned it forever. While I lived in Malawi, I did everything I could to work on extreme poverty alleviation with my bare hands. I wanted to be a part of every different poverty-alleviation effort that's out there. I was building houses for orphans and widows at first. Later it turned into work on preventable diseases, clean water, agriculture, sustainable development, and livestock. The capstone project I worked on was crowdfunding $100,000 for a girls' school. I spent three years living in the poorest country on the planet. People there lived on a dollar a day, so I understand the value of money better than almost anyone else. I'm very careful with how I spend money because I know how valuable it is to a lot of people on this planet.

I'm an incredibly fast learner, and I rigorously apply the 80/20 rule to anything I can. I'm always looking for avenues that have the highest impacts with the least amount of resources. There's an idea called 80,000 Hours, and it's the idea that one of the best ways to help a large number of people is by getting a high-paying job and giving a majority of your income away. It's called 80,000 hours because that's how much you work over a career. If you have a high-paying job, you can help a lot of people in the course of a year.

I could get a consulting job and make seven figures, and help a lot of people that way, but that's too small for me. My ambitions are way too big to be satisfied with something like that. I'm a guy who thinks 10 years ahead. I don't know how many other investors are talking about something that's going to happen past 18 months from now, but I have a whole 10 year-plan that you can find on YouTube right now that talks about what the charity world is going to look like in 2028 because of DonorSee.

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1 The Apple store is not allowing the company to update their iOS app, because they aren't comfortable with donations being given through the app. As a result downloads of the iOS app may suffer, which could negatively impact business.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a

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